Exhibit 1.1

ENBRIDGE ENERGY PARTNERS, L.P.

$500,000,000

Class A Common Units

Representing Class A Limited Partner Interests

AMENDED AND RESTATED

EQUITY DISTRIBUTION AGREEMENT

May 27, 2011

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with UBS Securities LLC (the “Manager”), as follows:

SECTION 1. Description of Securities. The Partnership proposes to issue and sell through or to the Manager, as sales agent and/or principal, Class A Common Units representing limited partner interests in the Partnership (the “Class A Common Units”), having an aggregate gross sales price of up to $500,000,000 (the “Units”) on the terms set forth in Section 3 of this Agreement. The Partnership agrees that whenever it determines to sell the Units directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance satisfactory to the Manager and the Partnership, relating to such sale in accordance with Section 3 of this Agreement.

This Agreement, effective as of the date first set forth above, amends and restates and replaces in its entirety the Equity Distribution Agreement dated as of June 9, 2010 between the Partnership and the Manager (the “Prior Distribution Agreement”), pursuant to which 2,118,025 Class A Common Units (the “Sold Units”) were sold for approximately $125,000,000 of the $150,000,000 maximum aggregate gross sales price (the “Original Units”) issuable thereunder; it being understood and agreed by the parties hereto that: (a) the representations, warranties, agreements and covenants applicable to the sale of the Sold Units remain as set forth in the Prior Distribution Agreement, and (b) that the Units offered hereby are in addition to and do not include the Original Units offered pursuant to the Prior Distribution Agreement. The Sold Units were issued and sold pursuant to the Prior Distribution Agreement under the Partnership’s registration statement on Form S-3 (File No. 333-156619).

The Partnership, Enbridge Energy, Limited Partnership, a Delaware limited partnership and subsidiary of the Partnership (the “Operating Partnership”), Enbridge Energy Company, Inc., a Delaware corporation (both in its capacity as general partner of the Partnership and in its individual capacity, the “General Partner”), and Enbridge Energy Management, L.L.C., a

Delaware limited liability company (“Enbridge Management”), are sometimes collectively referred to herein as the “Companies.”

SECTION 2. Representations and Warranties of the Partnership. The Partnership represents and warrants to and agrees with the Manager that:

(a) A registration statement (the “registration statement”) on Form S-3 (File No. 333-174235) in respect of the Units, including a form of prospectus, has been prepared and filed by the Partnership not earlier than three years prior to the date hereof, in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”). Such registration statement, including any amendments thereto and any related Rule 462(b) registration statement filed prior to the date of this Agreement or prior to the time this representation is repeated or deemed to be made, has been declared or become effective under the Act. The registration statement contains certain information concerning the offering and sale of the Class A Common Units, including the Units, and contains additional information concerning the Partnership and its business; the Commission has not issued an order preventing or suspending the use of the Base Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Partnership’s knowledge, threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, as well as any new registration statement or post-effective amendment as may have been filed, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, and (3) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Partnership to the Manager in connection with the offering of the Units. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement. Notwithstanding the foregoing, if any revised base prospectus, prospectus supplement or prospectus shall be provided to the Manager by the Partnership for use in connection with the offering and sale of the Units that differs from the Base Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised base prospectus, prospectus supplement or prospectus is required to be filed by the Partnership pursuant to Rule 424(b) of the Act), the terms “Base Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised base prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Manager for such use. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and any other “issuer free writing prospectus” (as defined in Rule 433 of the Act) that the Partnership and the Manager shall agree from time to time is a Permitted Free Writing Prospectus. Any reference herein to the registration statement, the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b) The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date pursuant to Rule 430B(f)(2) of the Act, at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Base Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of the Base Prospectus and the date the Base Prospectus was filed with the Commission and ends on each Settlement Date did or will the Base Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, either alone or together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus will comply, as of its date, as of each Time of Sale and Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects with the requirements of the Act; at no time during the period that begins on the date of each Permitted Free Writing Prospectus and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of any Units did or will such Permitted Free Writing Prospectus include any information that conflicted or will conflict with any information contained in the Registration Statement, the Prospectus or any Incorporated Document or include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with written information concerning the Manager and furnished in writing by or on behalf of the Manager specifically for inclusion in the Registration Statement, the Base Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), the Partnership and the Manager agree that the only information furnished or to be furnished by or on behalf of the Manager expressly for use in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing is the statement that the Manager will not engage in any transactions that stabilize the Class A Common Units appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated May 27, 2011.

(c)(i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Units in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Partnership is a “well-known seasoned issuer” as defined in Rule 405 under the Act.

(d) Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, and any Permitted Free Writing Prospectuses; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that any such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Manager, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Units contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Partnership nor the Manager is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; for purposes of each offering of Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 under the Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act.

(e) As of the date of this Agreement, (i) the Partnership has an authorized and outstanding capitalization as set forth in the consolidated balance sheet as of March 31, 2011, as adjusted for the two-for-one split of its Class A Common Units, Class B Common Units and i-units that became effective on April 21, 2011 and any quarterly in-kind distribution of i-units of the Partnership issued subsequent to March 31, 2011 in lieu of regular cash distributions, and (ii) there has been no material change in such information since March 31, 2011 (subject to (A) quarterly in-kind distribution of i-units of the Partnership subsequent to March 31, 2011 in lieu of regular cash distributions, (B) the two-for-one split described in clause (i) of this paragraph (e), and (C) changes in amounts borrowed under the Partnership’s revolving credit facilities and changes in outstanding commercial paper, in either case, occurring in the ordinary course of business).

(f) The Units and the limited partner interests represented thereby are authorized by the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 15, 2006, as amended by (i) Amendment No. 1 to Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated December 28, 2007, (ii) Amendment No. 2 to Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated August 6, 2008, and (iii) Amendment No. 3 to Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 21, 2011 (as amended, the “Partnership Agreement”) and, when issued, delivered and paid for in accordance with Section 3 hereof, will be (A) validly issued, fully paid and nonassessable (except as such nonassessability may be affected by the matters described under the caption “Summary Description of the Partnership Agreement—Limited Liability” in Amendment No. 3 to the Partnership’s Registration Statement on Form S-1 (Registration No. 33-43425), which is incorporated by reference into the Partnership’s Registration Statement on Form 8-A, dated November 14, 1991, as amended by Amendment No. 1 to Form 8-A on Form 8, dated December 9, 1991, Amendment No. 2 on Form 8-A/A, dated May 2, 1997, Amendment No. 3 on Form 8-A/A, dated August 8, 2001 and Amendment No. 4 on Form 8-A/A, dated May 7, 2003 (as amended, the “Form 8-A”)), (B) free of any preemptive or similar rights (except for the required Capital Contributions (as defined in the Partnership Agreement) to the Partnership to be made by the General Partner pursuant to Section 4.4(c) of the Partnership Agreement), and (C) free and clear of any lien, encumbrance, security interest, charge or claim (“Lien”). The Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”).

(g) The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), with partnership power and authority to own or lease its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. The Partnership, directly or indirectly, owns the percentage of the equity interests of each of the subsidiaries listed on

Schedule B-1 hereto (the “Operating Subsidiaries”), free and clear of any Lien except for such Liens as are not individually or in the aggregate, material to such ownership interest or as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. Each of the Operating Subsidiaries has been duly incorporated, formed or organized, as the case may be, and is validly existing as a corporation, general partnership, limited liability company or limited partnership, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation, formation or organization set forth on Schedule B-1, with full corporate, limited liability company or partnership, as the case may be, power and authority to own or lease its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. The common stock, limited liability company interests and partnership interests, as the case may be, of the Operating Subsidiaries have been duly and validly authorized and issued and are fully paid and (except as required to the contrary by the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or the Delaware Act, as the case may be) nonassessable. Except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Operating Subsidiaries are outstanding. The Operating Subsidiaries that are material to the Partnership, including, without limitation, each Operating Subsidiary that meets any of the following conditions (collectively, the “Material Subsidiaries”) are listed on Schedule B-2 hereto: (i) the Partnership’s and its other subsidiaries’ investments in and advances to such subsidiary exceed 10 percent of the Partnership’s consolidated assets as of December 31, 2010 or as of the Partnership’s then most recently completed quarter or fiscal year, contained in the Partnership’s quarterly report on Form 10-Q or the Partnership’s annual report on Form 10-K, as applicable, at the indicated date; (ii) the Partnership’s and its other subsidiaries’ proportionate share of the consolidated assets (after intercompany eliminations) of such subsidiary exceeds 10 percent of the Partnership’s consolidated assets as of December 31, 2010 or as of the Partnership’s then most recently completed quarter or fiscal year, contained in the Partnership’s quarterly report on Form 10-Q or the Partnership’s annual report on Form 10-K, as applicable, at the indicated date; or (iii) the Partnership’s and its other subsidiaries’ equity in the income from continuing operations before income taxes and extraordinary items of such subsidiary (excluding the expenses incurred during the year ended December 31, 2010 that were associated with leaks during such year on Lines 6A and 6B of the Lakehead system) exceeds 10 percent of such income of the Partnership and its subsidiaries, on a consolidated basis, for the year ended December 31, 2010 or as of the Partnership’s then most recently completed quarter or fiscal year, contained in the Partnership’s quarterly report on Form 10-Q or the Partnership’s annual report on Form 10-K, as applicable, at the indicated date.

(h) The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties, to conduct its businesses and to act as a general partner of the Partnership, in each case as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. The General Partner owns all of the voting shares of Enbridge Management. The voting shares of

Enbridge Management have been duly and validly authorized and issued and are fully paid and (except as required to the contrary by the Delaware LLC Act or the Delaware Act), nonassessable. The General Partner is the sole general partner of the Partnership, and the General Partner’s ownership of the Partnership is as set forth in the Prospectus Supplement. Except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, or as set forth in the Partnership Agreement or the Delegation of Control Agreement, dated as of October 17, 2002 and amended by the First Amending Agreement dated as of February 21, 2005, among the General Partner, Enbridge Management and the Partnership, as amended to the date of this Agreement, the General Partner has delegated all of its power to manage and control the business and affairs of the Partnership to Enbridge Management.

(i) Enbridge Management has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own or lease its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(j) PricewaterhouseCoopers LLP, which has certified or shall certify the financial statements included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, is an independent registered public accounting firm as required by the Act.

(k) The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, present fairly the consolidated financial position, results of operations and changes in financial position of the Partnership on the basis stated in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the rules and regulations of the Commission under such acts, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other summary and selected financial and statistical information and financial data included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Companies; any pro forma financial statements or financial data included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the rules and regulations of the Commission under such acts, and except to the extent stated in such pro forma financial statements or financial data have been prepared on a basis consistent with the historical consolidated financial statements of the Partnership and give effect to the assumptions used in the preparation of such pro forma financial statements and financial data on a reasonable basis and in good faith. There are no financial statements (historical or pro forma) that are required to be included in the

Registration Statement, the Prospectus and any Permitted Free Writing Prospectus that are not included as required; and the Companies and the Operating Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. All disclosures contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. There is and has been no failure by the Companies, or any of the Companies’ officers and directors, acting in their capacity as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated thereunder (collectively, the “Sarbanes-Oxley Act”), or the rules of the NYSE that are effective and applicable to the Companies.

(l) The Partnership has all of the necessary partnership power and authority to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of, and the performance by the Partnership of its obligations under this Agreement have been duly and validly authorized by the Partnership, and this Agreement has been duly executed and delivered by the Partnership.

(m) None of (i) the offer, sale or delivery of the Units, (ii) the execution, delivery or performance of this Agreement, (iii) compliance by the Partnership with the provisions hereof or (iv) consummation by the Partnership of the transactions contemplated hereby results in or constitutes or, at each Settlement Date will result in or constitute, (A) the imposition of any Lien upon any property or assets of any of the Companies or any of the Operating Subsidiaries, (B) a breach of, or a default under, the certificate of limited partnership of the Partnership or the Partnership Agreement, or any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Companies or the Operating Subsidiaries is a party or by which any of them may be bound or to which any of their respective properties is subject, or (C) any violation of (1) any existing law, regulation or ruling (assuming compliance with all applicable federal and state securities and Blue Sky laws), (2) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE) applicable to the offer and sale of the Units, or (3) any judgment, injunction, order or decree to which any of the Companies or the Operating Subsidiaries is a named party, excluding in each case any breaches, defaults or violations that, individually or in the aggregate, would not (a) have a material adverse effect on the financial position, results of operations, business or prospects of the Companies and the Operating Subsidiaries (taken as a whole), (b) prevent or materially interfere with consummation of the transactions contemplated by this Agreement or (c) result in the delisting of the Class A Common Units from the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (a), (b) and (c) being herein referred to as a “Material Adverse Effect”).

(n) Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) subsequent to the respective dates as of which such information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, none of the Companies or the Operating Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the limited partners of the Partnership or the Companies and the Operating Subsidiaries (taken as a whole), and (ii) except for (A) regular quarterly cash distributions and (B) quarterly in-kind distributions of i-units in lieu of regular cash distributions, there has not been any change in the capital stock or partner’s capital, or any material increase in the short-term debt or long-term debt of, any of the Companies, or any Material Adverse Effect, or any development that any of the Companies has reasonable cause to believe will involve a prospective Material Adverse Effect.

(o) None of the Companies has distributed and, prior to the later to occur of (i) each Settlement Date and (ii) completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than the Prospectus and any Permitted Issuer Free Writing Prospectus to which the Manager has consented.

(p) Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, no more than five percent of the net proceeds from the sale of the Units are intended to be or will be paid to members of the Financial Industry Regulatory Authority (“FINRA”) or associated or affiliated persons of such members, or members of the immediate family of such members.

(q) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency, body or instrumentality, including (i) any governmental agency, body or instrumentality governing (A) oil pipelines generally or (B) the issuance of securities by entities owning oil pipelines, or (ii) any other governmental agency, body or instrumentality having jurisdiction over any of the Companies, as the case may be, or any of their respective properties, is required for the offering and sale of the Units, or the consummation by the Partnership of the transactions contemplated by this Agreement, the Prospectus or any Permitted Free Writing Prospectus, except such consents, approvals, authorizations, orders, registrations or qualifications (1) as have been obtained, (2) as may be required under state securities or Blue Sky laws, (3) that, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership and the Operating Subsidiaries (taken as a whole) to conduct their business substantially in accordance with the past practice of each, or (4) as set forth or contemplated in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(r) Based upon the advice of counsel, none of the Companies or the Operating Subsidiaries is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units will any of them be, and, after giving effect to the offering and sale of the Units, none of them will be, an “investment company” as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or required to register as an “Investment Company” under the Investment Company Act.

(s) Except for the General Partner, which has waived its rights, no holder of any security of the Partnership or any other person has any right to require registration of any interest or other security of the Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

(t) There are no legal or governmental proceedings pending or, to the knowledge of any of the Companies, threatened, against any of the Companies or the Operating Subsidiaries or any of their respective directors or officers, or to which any of the Companies, the Operating Subsidiaries or any of their respective directors or officers, or to which any of the respective properties of any of the Companies or the Operating Subsidiaries, is subject, that are required to be described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and are not described as required.

(u) The General Partner is qualified to conduct business as a foreign corporation in the States of Illinois, Indiana, Michigan, Minnesota, Mississippi, New York, North Dakota, Texas and Wisconsin, which are the only jurisdictions within the United States in which the General Partner owns or leases property, or conducts business as a foreign corporation so as to require the General Partner to qualify to conduct business as a foreign corporation and in which the failure to so qualify would be likely to have a Material Adverse Effect. The Partnership is qualified to conduct business as a foreign limited partnership in the States of Illinois, North Dakota and Texas, which are the only jurisdictions within the United States in which the Partnership owns or leases property, or conducts business as a foreign limited partnership so as to require the Partnership to qualify to conduct business as a foreign limited partnership and in which the failure to so qualify would be likely to have a Material Adverse Effect.

(v) Each of the Companies and the Operating Subsidiaries owns or leases all properties as are necessary to the conduct of their operations as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except where the failure to own or lease any of such properties would not, individually or in the aggregate, have a Material Adverse Effect.

(w) Each of the Companies and the Operating Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; none of the Companies and the Operating Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Companies and the Operating Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(x) None of the Material Subsidiaries is engaged in any unfair labor practice; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of any of the Companies after due inquiry, threatened against any of the Material Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Companies after due inquiry, threatened against any of the Material Subsidiaries, and (C) no union representation dispute currently existing concerning the employees of any of the Material Subsidiaries, and (ii) to the knowledge of the Companies after due inquiry, (A) no union organizing activities that could have a Material Adverse Effect are currently taking place concerning the employees of any of the Material Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of any of the Material Subsidiaries.

(y) The Companies and the Operating Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no past, present or, to the knowledge of the Companies after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Companies or the Operating Subsidiaries under, or to interfere with or prevent compliance by the Companies or the Operating Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Companies nor any of the Operating Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order, or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). (As used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of

Hazardous Materials; and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law). In the ordinary course of their business, the Companies and each of the Operating Subsidiaries conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(z) The Class A Common Units of the Partnership, including the Units, conform in all material respects to the description thereof contained or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and the certificates for the Units are or will be at each Settlement Date in due and proper form.

(aa) The Companies and each of the Operating Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Companies deem adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Companies and the Operating Subsidiaries and their businesses. All such insurance is fully in force on the date hereof and will be fully in force at each Time of Sale and Settlement Date.

(bb) Neither the Companies nor any of the Operating Subsidiaries has sustained since the date of the last audited consolidated financial statements of the Partnership included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectuses any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree; except as would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) Any statistical and market-related data included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are based on or derived from sources that the Companies believe to be reliable and accurate, and the Companies have obtained the written consent to the use of such data from such sources to the extent required.

(dd) The Companies and each of their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) The Partnership and Enbridge Management each has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Companies, including their consolidated subsidiaries, is made known to the principal executive officer and the principal financial officer of the Companies by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established; the Partnership’s independent auditors and the audit committee of the Board of Directors of Enbridge Management have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls that could adversely affect the Partnership’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Partnership’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct.

(ff) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus has been made with a reasonable basis and in good faith.

(gg) No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends or making any distribution to its immediate parent entity, from making any other distribution on such subsidiary’s capital stock, limited liability company interests or partnership interests, as applicable, from paying the Partnership principal and interest owed on any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership, or any other subsidiary of the Partnership, as applicable.

(hh) The Partnership is in compliance with the rules of the NYSE, including, without limitation, the requirements for continued listing of the Class A Common Units on the NYSE, and the Partnership has not received any notice from the NYSE regarding the delisting of the Class A Common Units from the NYSE.

(ii) The Class A Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(jj) Except pursuant to this Agreement, neither the Companies nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectuses.

(kk) Except for the Prior Distribution Agreement, the Partnership has not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative similar in nature to the equity shelf program established by this Agreement.

(ll) Neither the Companies nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed or that has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(mm) To the Partnership’s knowledge, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Partnership or any of the Partnership’s officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

(nn) The statements in the Prospectus under the headings “Prospectus Supplement Summary – The Offering – Tax Considerations” and “Material Tax Consequences,” taken together, fairly summarize the matters therein described.

(oo) The audit committee of Enbridge Management’s Board of Directors complies with the applicable requirements of the NYSE and the Commission.

In addition, any certificate signed by any officer of the Companies or any of its subsidiaries and delivered to the Manager or counsel for the Manager in connection with the offering of the Units shall be deemed to be a representation and warranty by the Partnership, as to matters covered thereby, to the Manager.

SECTION 3. Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership and the Manager agree that the Partnership may from time to time seek to issue and sell through the Manager, as sales agent, and the Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and the Manager on any day that (A) is a trading day for the NYSE (a “Trading Day”) (other than a Trading Day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership has instructed the Manager by telephone (confirmed promptly by electronic mail) from any of the individuals listed as authorized representatives of the Partnership on Schedule C hereto or after the execution of this Agreement in a certificate to be furnished by the Partnership to the Manager, as updated from time to time (the “Authorized Partnership Representatives”) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum number of Units to be sold by the Manager daily as agreed to by the Manager and in any event not in excess of the amount of Units available for issuance under the currently effective Registration Statement or in excess of the amount of Units authorized from time to time to be issued and sold under this Agreement by the Board of Directors of Enbridge Management, or a duly authorized committee thereof, and notified to the Manager in writing. Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to offer and sell all of the Units designated on any day pursuant to all applicable instructions that have been provided by the Partnership in accordance with this Agreement; provided, however, that the Manager shall have no obligation to offer or sell any Units, and the Partnership acknowledges and agrees that the Manager shall have no such obligation, in the event an offer or sale of the Units on behalf of the Partnership may in the judgment of the Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such ordinary brokers’ transactions are hereinafter referred to as “At the Market Offerings”).

(ii) Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct the Manager by telephone (confirmed promptly by electronic mail) not to sell the Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. In addition, the Partnership or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iii) The Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and the Manager.

(iv) The compensation to the Manager, as an agent of the Partnership, for sales of the Units shall be 2% of the gross sales price of the Units sold pursuant to this Section 3(a). The remaining proceeds, after deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(v) The Manager shall provide written confirmation to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a) setting forth the aggregate amount of the Units sold on such day, the aggregate gross offering proceeds received from such sale, the aggregate Net Proceeds to the Partnership, and the aggregate compensation payable by the Partnership to the Manager with respect to such sales.

(vi) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third Trading Day following the date on which such sales are made (provided that, if such third trading day is not a business day (as defined below), then settlement will occur on the next succeeding trading day that is also a business day), unless another date shall be agreed upon by the Partnership and the Manager (each such date, a “Settlement Date”). As used in this Agreement, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Units sold through the Manager for settlement on such date shall be issued and delivered by the Partnership to the Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to the Manager’s account, or to the account of the Manager’s designee (provided that the Manager shall have given the Partnership written notice of such designee prior to the Settlement Date), at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Units eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(vi).

(vii) At each Time of Sale and Settlement Date, the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Partnership wishes to issue and sell the Units other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, the Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control. The terms of any proposed Placement shall not be binding on either party unless and until a definitive written Terms Agreement is executed by the Partnership and the Manager.

(c)(i) Under no circumstances shall the Partnership cause or request the offer or sale of any Units if, after giving effect to the sale of such Units, the aggregate gross sales proceeds or the aggregate number of the Units sold pursuant to this Agreement would exceed the lesser of (A) the amount set forth in Section 1, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Board of Directors of Enbridge Management, or a duly authorized committee thereof, and notified to the Manager in writing. Under no circumstances shall the Partnership cause or request the Manager to offer or sell any Units at a price lower than the minimum price authorized from time to time by the Board of Directors of Enbridge Management, or a duly authorized committee thereof, and notified to the Manager in writing.

(ii) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d) Each sale of the Units to or through the Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e) Subject to such further limitations on offers and sales of Units or delivery of instructions to offer and sell Units as are set forth herein and as may be mutually agreed upon by the Partnership and the Manager, offers and sales of Units pursuant to this Agreement shall not be requested by the Partnership and need not be made by the Manager at any time when or during any period in which the Partnership is or could be deemed to be in possession of material non-public information.

(f) The Partnership acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Units, (B) the Manager will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (C) the Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by the Manager and the Partnership.

SECTION 4. Covenants of the Partnership. During the term of this Agreement, the Partnership agrees with the Manager:

(a) To notify the Manager promptly of the time on or after the date of this Agreement when the Registration Statement or any amendment to the Registration Statement has been filed or become effective or when the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any supplement to any of the foregoing has been filed to prepare and file with the Commission promptly upon the Manager’s request, any amendments or supplements to the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus that, in the Manager’s reasonable opinion, may be necessary to comply with applicable law in connection with the offering of the Units by the Manager; and to cause the Base Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed; to cause each Permitted Free Writing Prospectus to be filed with the Commission as required by Rule 433 of the Act (to the extent such filing is required by such rule) and to retain copies of each Permitted Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433 of the Act.

(b) To promptly notify the Manager in writing of any suspension of the Manager’s obligations under Rule 15c2-8 under the Exchange Act or any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus (in each case including any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly furnish the Manager with copies of any proposal to amend or supplement the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus (other than any amendment or supplement to be effected by the Partnership’s filing of a report, document or proxy or information statement pursuant to the Exchange Act, which shall be subject to the provisions of clause (2) of Section 4(d) below), and to provide the Manager and its counsel copies of any such documents a reasonable amount of time prior to any proposed filing.

(c) To make available to the Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus and each Permitted Free Writing Prospectus (or of the Prospectus or any Permitted Free Writing Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Manager may reasonably request for the purposes contemplated by the Act; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership, upon request of the Manager, will prepare, at the Partnership’s expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d)(1) Subject to clause (2) of this Section 4(d), to file with the Commission promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units pursuant to this Agreement; and (2) so long as a prospectus is required to be delivered as described in clause (1) of this Section 4(d), to provide the Manager with a copy of any reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act prior to any proposed filing.

(e) To promptly notify the Manager of the happening of any event that could reasonably be expected to require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and, subject to Section 4(b) and Section 4(d), to use commercially reasonable efforts to prepare such amendments and supplements as may be necessary to reflect any such change; and to promptly notify the Manager of the happening of any event that could require the making of any change in any Permitted Free Writing Prospectus so that such Permitted Free Writing Prospectus would not conflict with information contained in the Registration Statement, the Prospectus or the Incorporated Documents or so that such Permitted Free Writing Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to Section 4(b) and Section 4(d), to use commercially reasonable efforts to prepare such amendments and supplements as may be necessary to reflect any such change.

(f) To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Manager may designate and to maintain such qualifications in effect so long as the Partnership desires to distribute the Units in such jurisdiction; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction where it is not currently qualified or to take any action that would subject it to taxation in any jurisdiction where it is not currently subject to taxation; and to promptly advise the Manager of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) To make generally available to its security holders and to the Manager, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act). The Manager and the Partnership acknowledge and agree that the Partnership’s normal periodic filings with the Commission pursuant to the Exchange Act may be used to satisfy this obligation to the extent consistent with the requirements set forth herein.

(h) To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of proceeds” in the Prospectus Supplement.

(i) Until the settlement of sale of all Units being offered pursuant to this Agreement, at any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with the Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled, the Partnership agrees not (i) to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or (ii) to file a registration statement with respect to, any Class A Common Units or any other securities of the Partnership that are substantially similar to the Class A Common Units (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Class A Common Units or Similar Securities (including without limitation, any options, warrants or other rights to purchase Class A Common Units or Similar Securities), in each case without giving the Manager at least three Trading Days’ prior written notice; provided, however that the Partnership may issue securities upon exercise or conversion of any of the Partnership’s outstanding securities or rights outstanding on the date hereof. Notwithstanding the foregoing, the Partnership may register the offer and sale of the Units through the Manager pursuant to this Agreement. In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 4(i), the Manager may suspend activity under this Agreement for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Manager.

(j) Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus or a Permitted Free Writing Prospectus.

(k) The Partnership will not, and will cause its subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(l) To use commercially reasonable efforts to maintain the listing of the Class A Common Units on the NYSE.

(m) To advise the Manager promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein that has not been superseded by a subsequent opinion, certificate, letter or other document.

(n) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension Period (as defined below)), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request after the filing of such Current Report), or (iii) the Manager may reasonably request (the date of commencement of the offering of the Units under this Agreement and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith a certificate of an executive officer of Enbridge Management, dated and delivered the Representation Date, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(g) of this Agreement that was last furnished to the Manager are true and correct as of such Representation Date as though made at and as of such date (except that such certificate shall state that such statements shall be deemed to relate to the Registration Statement, the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(g), modified as necessary to relate to the Registration Statement, the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such certificate; provided that the obligation of the Partnership under this subsection (n) shall be deferred for any period that the Partnership has suspended the offering of Units pursuant to Section 3(a)(ii) hereof (each, a “Suspension Period”) and shall recommence upon the termination of such suspension.

(o) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension Period), and at each Representation Date, to furnish or cause to be furnished forthwith to the Manager a written opinion of E. Chris Kaitson, Vice President - Law and Assistant Secretary of Enbridge Management, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion; provided that the obligation of the Partnership under this subsection (o) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(p) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension Period), and at each Representation Date, to furnish or cause to be furnished forthwith to the Manager a written opinion of Fulbright & Jaworski L.L.P., counsel for the Partnership, or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion; provided that the obligation of the Partnership under this subsection (p) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(q) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension Period); and at each Representation Date, to furnish or cause to be furnished forthwith to the Manager a written opinion of Steptoe & Johnson, special FERC counsel for the Partnership and the Operating Partnership (“FERC Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(e) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion; provided that the obligation of the Partnership under this subsection (q) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(r) Upon commencement of the offering of the Units under this Agreement, to furnish or cause to be furnished forthwith to the Manager a written opinion of Fraser Trebilcock Davis and Dunlap, P.C., acting as special local regulatory counsel for the Partnership and the Operating Partnership with respect to the State of Michigan (“Michigan Counsel”), or other counsel satisfactory to the Manager, in form and substance satisfactory to the Manager.

(s) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension Period); and at each Representation Date, to furnish or cause to be furnished to the Manager forthwith a certificate of the Secretary of Enbridge Management, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the certificate referred to in Section 6(i) of this Agreement but modified to relate to the Registration Statement, the Prospectus and all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of delivery of such certificate; provided that the obligation of the Partnership under this subsection (s) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(t) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension Period), and at each Representation Date, Baker Botts L.L.P., counsel to the Manager, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager; provided that the obligation of the Partnership under this subsection (t) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(u) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension Period if any of the events contemplated by subclauses (i) (ii) or (iii) below have occurred during such Suspension Period), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and (iii) below), (ii) the Partnership shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, (iii) upon request by the Manager to the Partnership, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus that contains financial information, or (iv) the Manager may reasonably request, to cause the Accountants, or other independent accountants satisfactory to the Manager, promptly to furnish the Manager a letter, dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement, the Prospectus and all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of such letter; provided that the obligation of the Partnership under this subsection (u) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(v) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension Period), and at each Representation Date, to conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent registered public accountants of the Partnership; provided that the obligation of the Partnership under this subsection (v) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(w) That the Partnership consents to the Manager trading in the Class A Common Units for the Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.

(x) If to the knowledge of the Partnership, the General Partner or Enbridge Management, any condition set forth in Section 6(a) or 6(l) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Units.

(y) To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Units sold through or to the Manager under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant quarter.

(z) To ensure that prior to instructing the Manager to sell Units, the Partnership shall have obtained all necessary corporate authority for the offer and sale of such Units.

(aa) That each acceptance by the Partnership of an offer to purchase the Units hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement, the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented relating to such Units).

SECTION 5. Payment of Expenses. The Partnership agrees with the Manager that whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its own expenses incurred in connection with the performance of its obligations under this Agreement, and the Partnership will pay, or reimburse if paid by the Manager, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Partnership under this Agreement, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and printing (or reproduction) and delivery (including postage, air freight charges, charges for counting and packaging and charges relating to electronic delivery) of copies of each thereof to the Manager, (ii) the preparation, printing, authentication, registration, issuance, sale and delivery of the Units, including the costs and expenses of any registrar, transfer agent and any agent thereof, including any reasonable fees and disbursements of counsel therefor and any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (iv) the registration or qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law and the preparation of any Canadian “wrapper” (including the reasonable legal fees and filing fees and other disbursements of U.S. and any Canadian or other foreign counsel for the Manager in connection therewith) and the printing and furnishing of copies of any blue sky surveys and any such Canadian “wrapper” to the Manager, (v) the listing of the Units on the NYSE and any registration thereof under the Exchange Act, (vi) any filing with, and any review of the public offering of the Units by, FINRA, including the reasonable legal fees and disbursements of counsel for the Manager relating to FINRA matters and (vii) the reasonable fees and disbursements of the Partnership’s and Manager’s counsel and of the Partnership’s accountants.

SECTION 6. Conditions of Manager’s Obligations. The obligations of the Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Partnership on the date hereof, any applicable Representation Date and as of each Settlement Date, (ii) the performance by the Partnership of its obligations hereunder and (iii) to the following additional conditions precedent.

(a)(i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or to the knowledge of the Partnership or the Manager of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Prospectus, together with any combination of one or more of any Permitted Free Writing Prospectuses, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, Prospectus and any Permitted Free Writing Prospectuses, there shall not have occurred any change, or any development involving a prospective change, in or affecting the financial position, business, prospects, or results of operations of the Companies and the Operating Subsidiaries not contemplated by the Registration Statement and Prospectus, that in the judgment of the Manager, would materially, adversely affect the market for the Units.

(c) The Partnership shall furnish to the Manager, at every date specified in Section 4(o) of this Agreement, an opinion of E. Chris Kaitson, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, in the form set forth in Exhibit A hereto.

(d) The Partnership shall furnish to the Manager, at every date specified in Section 4(p) of this Agreement, an opinion of Fulbright & Jaworski L.L.P., counsel for the Partnership, or other counsel satisfactory to the Manager, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, in the form set forth in Exhibit B hereto.

(e) The Partnership shall furnish to the Manager, at every date specified in Section 4(q) of this Agreement, an opinion of FERC Counsel, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, in the form set forth in Exhibit C hereto.

(f) At the dates specified in Section 4(u) of this Agreement, the Manager shall have received from the Accountants letters dated the date of delivery thereof and addressed to the Manager in form and substance satisfactory to the Manager.

(g) The Partnership shall deliver to the Manager, at every Representation Date specified in Section 4(n) of this Agreement, a certificate of an executive officer of Enbridge Management to the effect that (i) the representations and warranties of the Partnership as set forth in this Agreement are true and correct as of the Representation Date, (ii) the Partnership has performed such of its obligations under this Agreement as are to be performed at or before such Representation Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 have been met. The certificate shall also state that the Units have been duly and validly authorized by the Partnership, that all corporate action required to be taken for the issuance and sale of the Units has been validly and sufficiently taken, and that the Board of Directors of Enbridge Management or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.

(h) The Manager shall have received, at every date specified in Section 4(t) of this Agreement, the favorable opinion of Baker Botts L.L.P., counsel to the Manager, dated as of such date, and in form and substance satisfactory to the Manager.

(i) The Manager shall have received, at every date specified in Section 4(s) of this Agreement, a certificate of the Secretary of Enbridge Management, dated as of such date, and in form and substance satisfactory to the Manager.

(j) All filings with the Commission required by Rule 424 or Rule 433 under the Act shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

(k) The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

SECTION 7. Indemnification and Contribution.

(a) The Partnership agrees to indemnify, defend and hold harmless the Manager and its affiliates, its and their directors, officers, employees and agents and any person who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any and all losses, claims, damages, liabilities or expenses (including reasonable costs of investigation), as incurred, which, jointly or severally, the Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Partnership) or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information relating to the Manager furnished in writing to the Partnership by or on behalf of the Manager expressly for use in, the Registration Statement or arise out of or are based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information relating to the Manager, which material fact was not contained in such information furnished to the Partnership and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Base Prospectus, any Prospectus Supplement, any Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus together with any combination of one or more of any Permitted Free Writing Prospectuses, or arise out of or are based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information relating to the Manager furnished in writing to the Partnership by or on behalf of the Manager expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arise out of or are based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information relating to the Manager, which material fact was not contained in such information relating to the Manager and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) The Manager agrees to indemnify, defend and hold harmless the Partnership, its directors and officers, and any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any and all losses, claims, damages, liabilities or expenses (including reasonable costs of investigation), as incurred, which, jointly or severally, the Partnership or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information relating to the Manager furnished in writing to the Partnership by or on behalf of the Manager expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Partnership), or arise out of or are based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information relating to the Manager furnished in writing to the Partnership by or on behalf of the Manager expressly for use in, the Prospectus Supplement or a Permitted Free Writing Prospectus, or arise out of or are based upon any omission or alleged omission to state a material fact in the Prospectus Supplement or a Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership or the Manager (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall, except as provided below, assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party or otherwise, except to the extent that it substantially prejudices rights as determined in a nonappeallable judgment by a court of competent jurisdiction. The indemnified party or parties shall have the right to employ its or their own separate counsel in any such Proceeding and to participate in the defense, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability, as incurred, by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 7 is applicable to but otherwise for any reason held to be unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Manager, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and of the Manager, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership, and the total underwriting discounts and commissions received by the Manager, bear to the aggregate public offering price of the Units. The relative fault of the Partnership, on the one hand, and of the Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Partnership and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 7, the Manager shall not be required to contribute any amount in excess of commissions and fees received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The Partnership and the Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership, against any of the Partnership’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Partnership contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager or any of its affiliates or its or their directors, officers, employees or agents or any person (including each director, officer, employee or agent of such person) who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership, its directors or officers or any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

SECTION 9. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement. Any such termination shall be without liability of any party to any other party except that (i) if any of the Units have been sold through the Manager for the Partnership, then Section 4(w) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties, and shall automatically terminate upon the earlier to occur of (i) such time as all Units contemplated have been sold or (ii) May 20, 2014; provided that any such termination shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination; provided further that if such termination shall occur prior to the Settlement Date for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department, Fax No. (212) 821-6186, with a copy for information purposes to UBS Securities LLC, 677 Washington Blvd., Stamford, CT, 06901, Attention: Legal and Compliance Department, Fax No. (203) 719-0680 and, if to the Partnership, it shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the General Partner, at 1100 Louisiana, Suite 3300, Houston, Texas 77002, Attention: E. Chris Kaitson, Assistant Secretary. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Manager, the Partnership, the directors and officers of the General Partner and Enbridge Management and to the extent provided in Section 7 of this Agreement the other controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12. No Fiduciary Relationship. The Partnership hereby acknowledges that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities. The Partnership further acknowledges that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Manager act or be responsible as a fiduciary to the Partnership, its management, security holders or creditors or any other person in connection with any activity that the Manager may undertake or have undertaken in furtherance of the purchase and sale of the Units, either before or after the date hereof. The Manager hereby expressly disclaims any fiduciary or similar obligations to the Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect. The Partnership and the Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13. Press Releases and Disclosure. The Partnership may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Partnership shall consult with the Manager prior to making such disclosures, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any Current Report on Form 8-K or press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

SECTION 14. Adjustments for Unit Splits. The parties acknowledge and agree that all Unit related numbers contained in this Agreement shall be adjusted to take into account any split effected with respect to the Units.

SECTION 15. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each party hereto consents to the jurisdiction of such courts and personal service with respect thereto. Each party hereto hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the other party or any indemnified party. Each of the Manager and the Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Manager and the Partnership agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to the jurisdiction of which such party is or may be subject, by suit upon such judgment.

SECTION 20. Successors and Assigns. This Agreement shall be binding upon the Manager and the Partnership and their successors and assigns.

SECTION 21. Miscellaneous. The Manager, an indirect, wholly-owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because the Manager is a separately organized entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Partnership and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Partnership and the Manager. Alternatively, the execution of this Agreement by the Partnership and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

ENBRIDGE ENERGY PARTNERS, L.P.
By:	Enbridge Energy Management, L.L.C., as delegate of Enbridge Energy Company, Inc., as General Partner

By:	/s/ E. Chris Kaitson
Name: E. Chris Kaitson Title: Vice President - Law and Assistant Secretary

ACCEPTED as of the date first above written

UBS SECURITIES LLC

By:	/s/ Michael Buckingham
Name: Michael Buckingham Title: Executive Director

UBS SECURITIES LLC

By:	/s/ Young Kim
Name: Young Kim Title: Executive Director

Schedule A

PERMITTED FREE WRITING PROSPECTUSES

None as of the date of the Equity Distribution Agreement to which this Schedule is attached.

Schedule B-1

Schedule of Subsidiaries

OPERATING SUBSIDIARIES

Wholly Owned Subsidiaries

Entity	Jurisdiction of Organization

Dufour Petroleum, L.P.	Delaware

Enbridge Energy Marketing, L.L.C.	Delaware

Enbridge G&P (East Texas) L.P.	Texas

Enbridge G&P (North Texas) L.P.	Texas

Enbridge G & P (Oklahoma) L.P.	Texas

Enbridge Gathering (North Texas) L.P.	Texas

Enbridge Holdings (Texas Systems) L.L.C.	Delaware

Enbridge Liquids Marketing (North Texas) L.P.	Delaware

Enbridge Marketing (North Texas) L.P.	Delaware

Enbridge Marketing (U.S.) L.L.C.	Delaware

Enbridge Marketing (U.S.) L.P.	Texas

Enbridge Midcoast Energy, L.P.	Texas

Enbridge Midcoast Holdings, L.L.C.	Delaware

Enbridge Partners Risk Management, L.P.	Delaware

Enbridge Pipelines (East Texas) L.P.	Texas

Enbridge Pipelines (Lakehead) L.L.C.	Delaware

Enbridge Pipelines (Louisiana Liquids) L.L.C.	Delaware

Enbridge Pipelines (North Dakota) LLC	Delaware

Enbridge Pipelines (North Texas) L.P.	Texas

Enbridge Pipelines (Oklahoma Transmission) L.L.C.	Delaware

Enbridge Pipelines (Ozark) L.L.C.	Delaware

Entity	Jurisdiction of Organization

Enbridge Pipelines (Texas Gathering) L.P.	Delaware

Enbridge Pipelines (Texas Intrastate) L.P.	Texas

Enbridge Pipelines (Texas Liquids) L.P.	Texas

Enbridge Pipelines (Wisconsin) Inc.	Wisconsin

H&W Pipeline, L.L.C.	Alabama

Tri-State Holdings, LLC	Michigan

Enbridge Pipelines (Bakken) L.L.C.	Delaware

Enbridge Pipelines (Bakken) L.P.	Delaware

Non-Wholly Owned Subsidiaries

Enbridge Energy, Limited Partnership[1]	Delaware

[1]	The Partnership owns, directly or indirectly, 100% of the Series LH partnership interests and 33.33% of the Series AC partnership interests of Enbridge Energy, Limited Partnership.

Schedule B-2

MATERIAL SUBSIDIARIES

(i) Wholly-Owned Subsidiaries

Entity	Jurisdiction of Organization

Enbridge Pipelines (East Texas) L.P.	Texas

Enbridge G & P (North Texas) L.P.	Texas

Enbridge Midcoast Energy, L.P.	Texas

Enbridge Pipelines (North Dakota) LLC	Delaware

Enbridge Pipelines (Texas Gathering) L.P.	Delaware

(ii) Non-Wholly Owned Subsidiaries

Enbridge Energy, Limited Partnership	Delaware

Schedule C

Authorized Partnership Representatives

Mark A. Maki

President

Phone: 713-821-2097

Email: mark.maki@enbridge.com

Terrance L. McGill

Senior Vice President

Phone: 713-821-2003

Email: terry.mcgill@enbridge.com

Stephen J. Neyland

Vice President - Finance

Phone: 713-821-2167

Email: steve.neyland@enbridge.com

David K. Wudrick

Treasurer

Phone: 403-231-5917

Email: david.wudrick@enbridge.com

Exhibit A

FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 4(o) AND 6(c)

1.

Except as set forth in or contemplated by the Registration Statement, the Prospectus and all Permitted Free Writing Prospectuses existing as of the date hereof, there is no action, proceeding or investigation pending or, to the best of such counsel’s knowledge after due inquiry, threatened against any of the Companies or the Operating Subsidiaries that in such counsel’s judgment could reasonably be expected to have a Material Adverse Effect.

2.

Except as set forth in or contemplated by the Registration Statement, the Prospectus and all Permitted Free Writing Prospectuses existing as of the date hereof, to such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened against any of the Partnership, the Operating Partnership, the General Partner, Enbridge Management or Enbridge Pipelines (North Dakota) LLC by or before the U.S. Federal Energy Regulatory Commission (the “FERC”) or on appeal from the FERC that, in my judgment, could reasonably be expected to have a Material Adverse Effect.

3.

None of the Companies or the Operating Subsidiaries is in violation of any term of (A) its partnership agreement, limited liability company agreement, or certificate of incorporation or by-laws or other organizational documents, as the case may be, (B) any other material agreement or instrument to which it is a party or by which it or any of its properties is bound, or (C) to the best of such counsel’s knowledge after due inquiry, any applicable order, judgment or decree of any court, arbitrator or governmental authority to which any of the Companies or the Operating Subsidiaries is a named party, which violations, individually or in the aggregate, in the judgment of such counsel, could reasonably be expected to have a Material Adverse Effect or to adversely impact the enforceability or validity of the Distribution Agreement.

For purposes of this opinion, (i) the term “Prospectus” includes the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 (the “Incorporated Documents”) and (ii) the term “Registration Statement” includes the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 and also includes all information contained or incorporated by reference in the Prospectus to the extent such information is deemed, pursuant to Rule 430B or, if applicable, Rule 430C under the Act, to be part of the Registration Statement at any time of the Registration Statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager.

Exhibit B

FORM OF OPINION OF COMPANY COUNSEL

TO BE DELIVERED PURSUANT TO SECTIONS 4(p) AND 6(d)

1. Each of the Companies and each of the Material Subsidiaries listed on Schedule B-2 hereto is a corporation, limited partnership or limited liability company, as the case may be, duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, with full corporate, limited partnership or limited liability company power and authority, as the case may be, to own and lease its properties and to conduct its business as described in the Prospectus and any Permitted Free Writing Prospectus and, in the case of the General Partner, to act as the general partner of the Partnership.

2. Enbridge Pipelines Inc. (“Enbridge”) is the record owner of all of the issued and outstanding shares of capital stock of the General Partner.

3. The authorized and outstanding partnership interests of the Partnership are as set forth under the caption “Description of Our Class A Common Units — Number of Class A Common Units” in the Base Prospectus and “Prospectus Supplement Summary—Organizational Structure” in the Prospectus Supplement.

4. The General Partner is the sole general partner of the Partnership. As of the date hereof, without giving effect to any additional issuances of Units subsequent to the date hereof, the capitalization of the Partnership consists of (a) [—] Common Units, consisting of [—] Class A Common Units and [—] Class B Common Units, all of which Class B Common Units are owned of record and, to such counsel’s knowledge, beneficially by the General Partner, (b) a 2% general partner interest, which is owned of record and, to such counsel’s knowledge, beneficially by the General Partner, and (c) [—] i-units, all of which are owned of record and, to such counsel’s knowledge, beneficially by Enbridge Management. The i-units that are owned by Enbridge Management, the 2% general partner interest that is owned by the General Partner and the shares representing voting limited liability company interests in Enbridge Management that are owned by the General Partner are each owned free and clear, to such counsel’s knowledge, of any lien, encumbrance, security interest, equity or charge (“Lien”) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Enbridge Management or the General Partner as a debtor is on file in the Office of the Secretary of State of the State of Delaware or (ii) in each case other than (x) those created by or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or the Delaware General Corporation Law (the “DGCL”), (y) Liens as are not, individually or in the aggregate, material to such ownership interest or (z) as described in the Prospectus. The capitalization of Enbridge Management consists of [—] shares representing limited liability company interests with limited voting rights and [—] shares representing voting limited liability company interests, which voting limited liability company interests are owned of record and, to such counsel’s knowledge, beneficially by the General Partner. To such counsel’s knowledge, the securities described in the second and fourth sentences of this paragraph are the only equity securities of the Partnership and Enbridge

Management that are issued and outstanding. The Class A Common Units, Class B Common Units and i-units of the Partnership and the voting limited liability company interests of Enbridge Management have been duly and validly authorized and issued and are fully paid and nonassessable, except as such non-assessability may be affected by the Delaware Act or the Delaware LLC Act. The general partner interest in the Partnership has been duly and validly authorized and issued and fully paid.

5. The outstanding limited liability company interests and partnership interests, as applicable, of each of the Material Subsidiaries listed on Schedule B-2(i) hereto and 100% of the Series LH partnership interests of the Operating Partnership and 33.33% of the Series AC partnership interests of the Operating Partnership are owned of record and, to such counsel’s knowledge, beneficially by the Partnership, directly or indirectly, through one or more of its wholly owned subsidiaries, free and clear, to such counsel’s knowledge, of any Lien (i) in respect of which a financing statement under the Uniform Commercial Code of the state of formation of such entities listed on Schedule B-2 hereto naming any such entity as a debtor is on file in the office of the secretary of the state of formation of such entities or (ii) in each case other than (x) those created by or arising under the Delaware LLC Act, the Delaware Act or the Texas Business Organizations Code (the “TBOC”), as applicable, (y) Liens as are not, individually or in the aggregate, material to such ownership interest or (z) as described in the Prospectus. All of the limited liability company interests and partnership interests, as applicable, of each of the Material Subsidiaries listed on Schedule B-2 hereto have been duly and validly authorized and issued and, except with respect to any general partner interest, are nonassessable, except as such non-assessability may be affected by the Delaware LLC Act, the Delaware Act or the TBOC. To such counsel’s knowledge, none of the outstanding limited liability company interests or partnership interests, as the case may be, of any of the Material Subsidiaries listed on Schedule B-2 hereto was issued in violation of any preemptive rights of any holder of any security or other interest issued by such entities.

6. The Units to be issued and sold by the Partnership under the Distribution Agreement have been duly authorized by the Partnership and, when issued and delivered against payment therefor in accordance with the terms of the Distribution Agreement, will be validly issued, fully paid and nonassessable (except as such non-assessability may be affected by the matters described in the Form 8-A), and free of any preemptive or similar rights (except for any required Capital Contributions to the Partnership to be made by the General Partner pursuant to Section 4.4(c) of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 15, 2006, as amended by (i) Amendment No. 1 to Fourth Amended and Restated Agreement of Limited Partnership of Enbridge Energy Partners, L.P., dated December 28, 2007, (ii) Amendment No. 2 to Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated August 6, 2008, and (iii) Amendment No. 3 to Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 21, 2011 (as amended, the “Partnership Agreement”)) that entitle or will entitle any person to acquire any partnership interest in the Partnership, upon the issuance thereof by the Partnership, arising under the Partnership Agreement or, to the knowledge of such counsel without any independent investigation, any other agreement to which the Partnership is a party or by which it is bound, and the purchasers of the Units will acquire the Units free and clear of any Liens of record known (based solely upon our participation as counsel in matters relating to the offering of the Units and without having conducted an independent investigation) to such counsel as of the date hereof, except as created by the Distribution Agreement or you or as provided by the Delaware Act.

7. The Registration Statement and all post-effective amendments thereto, if any, have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

8. The Partnership has the limited partnership power and authority to enter into and perform its obligations under the Distribution Agreement and to issue, sell and deliver the Units as provided therein.

9. The Distribution Agreement has been duly authorized, executed and delivered by the Partnership.

10. Neither the offer, sale or delivery of the Units, or the execution, delivery or performance of the Distribution Agreement by the Partnership, or compliance by the Partnership with the provisions thereof nor consummation by the Partnership of the transactions contemplated thereby violate the Partnership Agreement or constitute a breach of, or default under, any agreement, indenture, lease or other instrument to which any of the Companies is a party or by which any of them may be bound or to which any of their respective properties is subject that is an exhibit to the Registration Statement or to any Incorporated Document, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable federal and state securities and Blue Sky laws) applicable to any of them, or any judgment, injunction, order or decree to which any of the Companies or the Material Subsidiaries is a named party and which has been specifically identified to such counsel in a certificate signed by an authorized officer of the Partnership, excluding in each case (other than with respect to the Partnership Agreement) any breaches, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect. Except for the rights of the General Partner and its Affiliates (as such term is defined in the Partnership Agreement and used in Section 6.14 of the Partnership Agreement), to such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Distribution Agreement gives rise to any rights for or relating to the registration of any interests in or securities of the Partnership or the Material Subsidiaries.

11. No approval, authorization, consent, waiver, notice or order of, or filing with, or other action by, any court or any governmental authority is required to be obtained or made by the Partnership under the Delaware Act, Texas law, the contract laws of the State of New York, or United States federal law for the valid offering and sale of the Units as contemplated by the Distribution Agreement, the execution and delivery of the Distribution Agreement, or the incurrence or performance of its obligations thereunder, except (i) such as may be required under Blue Sky laws, as to which such counsel need not express an opinion, and (ii) such others as have been obtained or taken and are in full force and effect.

12. The Registration Statement and the Prospectus and any Permitted Free Writing Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which such counsel need not express any opinion), other than the Incorporated Documents, comply as to form in all material respects with the requirements of the Act; and each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended.

13. Assuming issuance and delivery on the date hereof in accordance with the terms of the Partnership Agreement and the Distribution Agreement, against payment therefor on the date hereof as provided in the Distribution Agreement, the Units conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and any Permitted Free Writing Prospectus.

14. To the knowledge of such counsel, (a) other than as described or contemplated in the Prospectus there are no legal or governmental proceedings pending or threatened against any of the Companies, or to which any of the Companies or the Operating Subsidiaries, or to which any of their property, is subject, which are required to be described in the Registration Statement or the Prospectus, and (b) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be.

15. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to the qualifications that (a) the enforceability of such document may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally, (b) the enforceability of such document may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing, (c) the enforceability of equitable rights and remedies provided for in such document is subject to equitable defenses and judicial discretion, and the enforceability of such document may be limited by general equitable principles, and (d) the enforceability of the indemnity and contribution provisions of such document may be limited by federal and state securities laws.

16. None of the Companies or the Operating Subsidiaries is an “Investment Company” as that term is defined in the Investment Company Act or is required to register as an “Investment Company” under the Investment Company Act.

17. To the knowledge of such counsel there are no material legal or governmental proceedings pending or threatened against any of the Companies or the Operating Subsidiaries (other than any proceedings with respect to the Partnership’s liquids pipeline operations, as to which such counsel need not express any opinion) by or before the U.S. Federal Energy

Regulatory Commission (the “FERC”) or on appeal from the FERC, except as set forth in or contemplated by the Prospectus.

Such counsel shall state that the tax opinion of such counsel relating to the Units filed on May 16, 2011 as an exhibit to the Registration Statement may be relied upon by the Manager as if it were addressed to the Manager.

Such counsel shall also state that, although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement and the Prospectus, such counsel has reviewed and is familiar with the Registration Statement and the Prospectus and such counsel has participated in conferences with officers and other representatives of Enbridge Management, the General Partner, the Partnership and the Operating Partnership and you and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters (including review and discussion of the contents of all Incorporated Documents) were discussed, and no facts have come to such counsel’s attention that lead such counsel to believe that:

(i) the Registration Statement (other than the financial statements and the notes thereto and the schedules and other financial data included therein, as to which such counsel need not express an opinion), as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(ii) the Prospectus (other than the financial statements and the notes thereto and the schedules and other financial data included therein, as to which such counsel need not express an opinion), as of the date hereof, contains an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinions, counsel may state that (1) the foregoing opinions are subject to the effect of generally applicable rules of law that may, where less than all of a contract may be enforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (2) in rendering the opinion in paragraph 10 above, they have relied without investigation upon a certificate of an officer of the General Partner as to compliance with covenants of a financial or numerical nature contained in the agreements, credit agreements, indentures, leases or other instruments referred to in paragraph 10 above, (3) their opinion is limited in all respects to federal laws, the Delaware Act, the DGCL, the Delaware LLC Act, Texas law and New York law, in each case exclusive of the law addressed in the legal opinions rendered by counsel referred to in clauses 6(c) and 6(e) of the Distribution Agreement and (4) state that their opinion is furnished as counsel for the Partnership to you, and is solely for the benefit of the Manager in connection with the transactions contemplated by the Distribution Agreement.

Exhibit C

FORM OF OPINION OF FERC COUNSEL

TO BE DELIVERED PURSUANT TO SECTIONS 4(q) AND 6(e)

No consent, approval, authorization, order, registration or qualification of or with the FERC with respect to the Partnership’s or the Operating Partnership’s liquids pipeline operations is required for the issuance of the Units, the offer and sale of the Units by the Partnership, or the execution, delivery and performance of the Distribution Agreement.

ATTACHMENT A

1.	Equity Distribution Agreement dated May 27, 2011.

2.	Officers’ Certificate of Enbridge Energy Management, L.L.C., dated May 27, 2011

C-2